As filed with the Securities and Exchange Commission on January 30, 2009
Registration No. 333-120321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
Registration Statement
Under
The Securities Act of 1933
HARRIS INTERACTIVE INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1538028 (IRS Employer Identification No.)
60 Corporate Woods
Rochester, New York 14623
(585) 272-8400
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Kimberly Till	with a copy to:
President and Chief Executive Officer Harris Interactive Inc. 60 Corporate Woods Rochester, New York 14623 (585) 272-8400	Beth Ela Wilkens, Esq. Harris Beach PLLC 99 Garnsey Road Pittsford, New York 14534 (585) 419-8800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: N/A
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-120321) (the “Registration Statement”) is being filed to deregister any of the 3,524,990 shares of the Common Stock, par value $.001 per share, of Harris Interactive Inc. that were registered for issuance pursuant to the Registration Statement and remain unsold thereunder.

II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 30th day of January, 2009.

HARRIS INTERACTIVE INC.
By:	/s/ Kimberly Till
Kimberly Till, President and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE		TITLE	DATE

By:	/s/ Kimberly Till Kimberly Till	President and Chief Executive Officer (Principal Executive Officer) and Director	January 30, 2009

By:	/s/ Deborah Rieger-Paganis Deborah Rieger-Paganis	Interim Chief Financial Officer and Treasurer (Principal Financial Officer)	January 30, 2009

By:	/s/ Eric W. Narowski Eric W. Narowski	Senior Vice President and Global Controller (Principal Accounting Officer)	January 30, 2009

By:	/s/ George Bell	Director	January 30, 2009

George Bell

By:	/s/ David Brodsky	Director	January 30, 2009

David Brodsky

By:	/s/ Steven L. Fingerhood	Director	January 30, 2009

Steven L. Fingerhood

By:	/s/ Stephen D. Harlan	Director	January 30, 2009

Stephen D. Harlan

By:	/s/ James R. Riedman	Director	January 30, 2009

James R. Riedman

By:	/s/ Howard L. Shecter	Director	January 30, 2009

Howard L. Shecter

SIGNATURE		TITLE	DATE

By:	/s/ Antoine G. Treuille	Director	January 30, 2009

Antoine G. Treuille